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                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                                ________________

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported):  May 31, 1996



                           PROVIDENT COMPANIES, INC.
               -------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)





       Delaware                      000-19388                62-1598430
   ----------------                ------------              -------------
    (State or Other                 (Commission              (IRS Employer
     Jurisdiction of                File Number)             Identification No.)
     Incorporation)


               One Fountain Square, Chattanooga, Tennessee 37402
          ------------------------------------------------------------
         (Addresses of Principal Executive Offices, including Zip Code)

                                 (615) 755-1011
                      ------------------------------------
              (Registrant's Telephone Number, including Area Code)






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ITEM 5. OTHER EVENTS.

     On May 31, 1996, Provident Companies, Inc. ("Provident") entered into a Common Stock Purchase Agreement (the "Purchase Agreement") by and between Zurich Insurance Company ("Zurich") and Provident. Pursuant to the Purchase Agreement, Zurich has agreed that it, or one or more of its affiliates, will purchase from Provident 9,523,810 newly issued shares of the $1.00 par value common stock of Provident ("Provident Common Stock") at a price of $31.50 per share (or an aggregate of $300 million) payable in cash (the "Zurich Common Stock Investment").

     As previously announced by Provident on April 29, 1996, the net proceeds from the Zurich Common Stock Investment will be used by Provident to finance a portion of the cash payments to be made to the stockholders of The Paul Revere Corporation ("Paul Revere") in connection with Provident's proposed acquisition of Paul Revere (the "Merger") pursuant to the Agreement and Plan of Merger, dated as of April 29, 1996, by and among Provident, Patriot Acquisition Corporation, and Paul Revere. Consummation of the Merger is a condition to consummation of the Zurich Common Stock Investment. Additionally, the issuance of shares of Provident Common Stock pursuant to the Purchase Agreement is conditioned upon Provident stockholder approval, regulatory approvals, and customary conditions. Upon consummation of the Merger and the Zurich Common Stock Investment, Zurich will own approximately 15% of the outstanding shares of Provident Common Stock.

     On May 31, 1996, in connection with the execution of the Purchase Agreement, Provident and Zurich also entered into a Registration Rights Agreement (the "Registration Rights Agreement"), pursuant to which Zurich will be entitled to certain registration rights for the Provident Common Stock purchased from Provident, and a Relationship Agreement (the "Relationship Agreement") setting forth certain rights of Zurich to designate two members of the Board of Directors of Provident, subject to certain ownership thresholds, and setting forth certain limitations on the ability of Zurich to acquire additional shares of Provident Common Stock or to take other actions with respect to Provident.

     The foregoing is qualified in its entirety by reference to the Purchase Agreement, the Registration Rights Agreement, and the Relationship Agreement, copies of which are attached as exhibits hereto and which are hereby incorporated by reference herein.


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION, AND EXHIBITS.

      C. Exhibits

         99.1 Common Stock Purchase Agreement, dated as of May 31, 1996, by and between Provident Companies, Inc. and Zurich Insurance Company.

         99.2 Registration Rights Agreement, dated as of May 31,
              1996, by and between Provident Companies, Inc. and Zurich Insurance Company.

         99.3 Relationship Agreement, dated as of May 31, 1996, by and between Provident Companies, Inc. and Zurich Insurance Company.



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                                   SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                  PROVIDENT COMPANIES, INC.
                                  (REGISTRANT)



                                  /S/  J. HAROLD CHANDLER
                                  ------------------------------------
                                  J. Harold Chandler
                                  Chairman, President and
                                  Chief Executive Officer



Date: June 6, 1996


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                               INDEX TO EXHIBITS



Exhibit
- -------
 99.1    Common Stock Purchase Agreement, dated as of May 31, 1996, by and between Provident Companies, Inc. and Zurich
         Insurance Company.
 99.2    Registration Rights Agreement, dated as of May 31, 1996,
         by and between Provident Companies, Inc. and Zurich
         Insurance Company.
 99.3    Relationship Agreement, dated as of May 31, 1996, by and
         between Provident Companies, Inc. and Zurich Insurance
         Company.


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